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As filed with the Securities and Exchange Commission on December 8, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CORNELL COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0433642 (I.R.S. employer identification no.)
1700 West Loop South, Suite 1500 Houston, Texas (Address of principal executive offices)	77027 (Zip Code)

Cornell Companies, Inc. 2000 Director Stock Plan
Cornell Companies, Inc. Employee Stock Purchase Plan
(Full title of the plan)

Harry J. Phillips, Jr.
Chief Executive Officer
1700 West Loop South, Suite 1500
Houston, Texas 77027
(Name and address of agent for service)

(713) 623-0790
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To be Registered (1)(3)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $.001 per share	300,000	$15.00	$4,500,000.00	$570.15

(1)
Represents the maximum number of additional shares that may be issued under the Cornell Companies, Inc. 2000 Director Stock Plan (100,000 shares) and the Cornell Companies, Inc. Employee Stock Purchase Plan (200,000 shares), and includes an indeterminate number of shares that may be issuable by reason of stock splits, stock dividends or similar transactions.
(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and (c), based on the average of the high and low sales price of a share of the Common Stock on December 6, 2004 as reported on the New York Stock Exchange with respect to 100,000 shares of Common Stock that may be issued under the Cornell Companies, Inc. 2000 Director Stock Plan and 200,000 shares of Common Stock that may be issued under the Cornell Companies, Inc. Employee Stock Purchase Plan.
(3)
Includes the Series A Junior Participating Preferred Stock Purchase Rights ("Rights") of the Company associated with the shares of Common Stock being registered.

        Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 333-42444 relating to the Cornell Companies, Inc. 2000 Director Stock Plan described herein is incorporated herein by reference and the contents of Registration No. 333-80187 relating to the Cornell Companies, Inc. Employee Stock Purchase Plan described herein is incorporated herein by reference.

EXPLANATION STATEMENT

        This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register additional shares of Common Stock in connection with Cornell Companies, Inc. 2000 Director Stock Plan and the Cornell Companies, Inc. Employee Stock Purchase Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

        The following documents are filed as a part of this Registration Statement:

Exhibit No.	DESCRIPTION
5.1	Opinion of Locke Liddell & Sapp LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1)

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SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 8th day of December, 2004.

CORNELL COMPANIES, INC.
By:	/s/ HARRY J. PHILLIPS, JR. Harry J. Phillips, Jr. Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ HARRY J. PHILLIPS, JR. HARRY J. PHILLIPS, JR.	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	December 8, 2004
/s/ THOMAS R. JENKINS THOMAS R. JENKINS	President and Chief Operating Officer	December 8, 2004
/s/ JOHN R. NIESER JOHN R. NIESER	Treasurer and Acting Chief Financial Officer (Principal Financial Officer)	December 8, 2004
/s/ ANTHONY R. CHASE ANTHONY R. CHASE	Director	December 8, 2004
/s/ D. STEPHEN SLACK D. STEPHEN SLACK	Director	December 8, 2004
/s/ TUCKER TAYLOR TUCKER TAYLOR	Director	December 8, 2004
/s/ ROBERT F. VAGT ROBERT F. VAGT	Director	December 8, 2004
/s/ MARCUS A. WATTS MARCUS A. WATTS	Director	December 8, 2004

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EXHIBIT INDEX

Exhibit No.	DESCRIPTION
5.1	Opinion of Locke Liddell & Sapp LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1)

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  ITEM 8. EXHIBITS
SIGNATURES
EXHIBIT INDEX